Exhibit 10.2

TACTILE SYSTEMS TECHNOLOGY, INC.
Confidentiality, Assignment of Intellectual Property and
Restrictive Covenants Agreement

This Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (together with Exhibit A and Exhibit B, this “Agreement”), entered into effective [_________________], 20[__] (the “Effective Date”), is intended to formalize in writing certain understandings and procedures which are and will be in effect during the time [_____________] (“Employee”) is employed by Tactile Systems Technology, Inc., a Delaware corporation (the “Company”). In consideration of employment by the Company, the compensation and benefits Employee receives in connection with such employment, Company providing Employee with access to Company Proprietary Information, and other good and valuable consideration, Employee and Company agree as follows (as modified by Exhibit A):

1.	At-Will Employment; No Conflict. Employee will perform for the Company such duties as may be designated by the Company from time to time. Employee agrees that Employee’s employment with the Company is for no specified term and may be terminated by the Company at any time, with or without cause, and with or without notice. Similarly, Employee may terminate employment with the Company at any time, with or without cause and with or without notice. During Employee’s period of employment by the Company, Employee will devote Employee’s best efforts to the interests of the Company and will not engage in other employment or in any activities determined by the Company to be detrimental to the best interests of the Company without the prior written consent of the Company.

2.	Prior Work. All previous work, if any, done by Employee for the Company relating in any way to the conception, design, development or support of products for the Company is the property of the Company.

3.	Proprietary Information. Employee’s employment creates a relationship of confidence and trust in the Employee for the benefit of the Company with respect to any information:

a.	Applicable to the business of the Company, including the development, sale, service, or distribution of medical devices to treat lymphedema patients or any other business applicable to the Company or its Affiliates (as defined below); or

b.	Applicable to the business of any client or customer of the Company, which may be disclosed to Employee by the Company or by any client or customer of the Company or learned by Employee in such context during the period of Employee’s employment.

All of such information has commercial value in the business in which Company is engaged and is referred to as “Company Proprietary Information” in this Agreement. By way of illustration, but not limitation, Company Proprietary Information includes trade secrets, any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. Employee acknowledges that the above-described knowledge and information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company or its Affiliates would be wrongful and would cause irreparable harm to the Company. Employee will refrain from intentionally committing any acts that would materially reduce the value of such knowledge or information to the Company or its Affiliates. Company Proprietary Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is through no direct or indirect fault of Employee or person(s) acting on Employee’s behalf.

As used in this Agreement, “Third Party Proprietary Information” includes proprietary or confidential information of any third party who may disclose such information to Company or Employee in the course of Company’s business.

As used in this Agreement, “Affiliates” includes the Company and each corporation, partnership, or other entity which controls the Company, is controlled by the Company, or is under common control with the Company (in each case “control” meaning the direct or indirect ownership of 50% or more of all outstanding equity interests).

4.	Nondisclosure of Proprietary Information. All Company Proprietary Information is the sole property of the Company, its assigns, and the Company, its assigns and its customers will be the sole owner of all patents, copyrights, maskworks, trade secrets and other rights in connection therewith. Employee hereby assigns to the Company any rights Employee may have or acquire in such Company Proprietary Information. At all times, both during Employee’s employment by the Company and after termination of such employment, Employee will keep in confidence and trust all Company and Third Party Proprietary Information, and Employee will not use or disclose any Company or Third Party Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing Employee’s duties as an employee of the Company. Notwithstanding the foregoing, it is understood that, at all such times, Employee is free to use information which is generally known in the trade or industry not as a result of a breach of this Agreement. Employee understands and agrees that Employee’s obligations under this Agreement to maintain the confidentiality of the Company’s confidential information are in addition to any obligations of Employee under applicable statutory or common law.

Outside of employment by the Company and after termination of employment with Company, Employee may use the general skill, knowledge, know-how and experience acquired during employment with the Company, provided that such use (1) does not relate (a) directly to the business of the Company or (b) to the Company’s actual or demonstrably anticipated research or development, (2) does not result from any work performed by Employee for the Company, or (3) is required to be disclosed by law or legal process. In addition, the foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement, (ii) is independently made available to Employee in good faith by a third party who has not violated a confidential relationship with the Company or its Affiliates, or (iii) is required to be disclosed by law or legal process. In addition, notwithstanding any other language in this Agreement, nothing in this Section 4 or otherwise in this Agreement is intended to prohibit Employee from providing information to a governmental agency, participating in an investigation or proceeding conducted by a governmental agency, or discussing or disclosing terms and conditions of employment or otherwise exercising any rights Employee has under Section 7 of the National Labor Relations Act.

5.	Defend Trade Secrets Act. Employee understands that pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”), Employee shall not be held criminally, or civilly, liable under any federal or state trade secret law for disclosing a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or an attorney, for the sole purpose of reporting or investigating a violation of law. Moreover, Employee understands that Employee may disclose trade secrets in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. If Employee files a lawsuit alleging retaliation by the Company for reporting a suspected violation of the law Employee may disclose the trade secret to Employee’s attorney and use the trade secret in the court proceeding, provided Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Employee understands that any unauthorized disclosure of the Company’s trade secrets that is not properly made under the DTSA can subject Employee to severe criminal and civil penalties.

6.	Return of Materials. Upon termination of Employee’s employment or at any time upon the Company’s request, Employee will promptly deliver to the Company any and all Company and Affiliate records and any and all Company and Affiliate property in Employee’s possession or under Employee’s control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company or its Affiliates, or any Third Party Proprietary Information, and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company or its Affiliates.

7.	Inventions, Ideas, and Expressions of Ideas. As used in this Agreement, the term “Inventions, Ideas, and Expression of Ideas” means any and all new or useful art, discovery, improvement, technical development, or invention whether or not patentable, and all related know-how, designs, maskworks, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works.

8.	Disclosure of Prior Inventions. Employee has identified on Exhibit B all Inventions, Ideas, and Expressions of Ideas relating in any way to the Company’s business or demonstrably anticipated research and development that were made by Employee prior to employment with the Company (“Prior Inventions, Ideas, and Expressions of Ideas”), and Employee represents that such list is complete. Employee represents that Employee has no rights in any such Inventions, Ideas, and Expressions of Ideas other than those Prior Inventions, Ideas, and Expressions of Ideas specified in Exhibit B. If there is no such list on Exhibit B, Employee represents that Employee has made no such Prior Inventions, Ideas, and Expressions of Ideas at the time of signing this Agreement.

9.	Ownership of Company Inventions; License of Prior Inventions. Employee acknowledges that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of employment and that are protectable by copyrights are “works made for hire” as that term is defined in the United States Copyright Act (17 USA 101). Employee hereby agrees promptly to disclose and describe to the Company, and hereby assigns and agrees to assign to the Company or its designee, Employee’s entire right, title, and interest in and to all Inventions, Ideas, and Expressions of Ideas and any associated intellectual property rights that Employee may solely or jointly conceive, develop or reduce to practice during the period of employment with the Company (a) that relate at the time of conception or reduction to practice of the invention to the Company’s business or actual or demonstrably anticipated research or development, or (b) that were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or trade secret information, or (c) that resulted from any work Employee performed for the Company (“Company Inventions”). Employee agrees to grant the Company or its designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of distribution) to practice all applicable patent, copyright and other intellectual property rights relating to any Prior Inventions, Ideas, and Expressions of Ideas that Employee incorporates, or permits to be incorporated, in any Company Inventions. Notwithstanding the foregoing, Employee agrees that Employee will not incorporate, or permit to be incorporated, such Prior Inventions, Ideas, and Expressions of Ideas in any Company Inventions without Company’s prior written consent.

10.	Future Inventions. Employee recognizes that Company Inventions or Company Proprietary Information relating to Employee’s activities while working for the Company and conceived or made by Employee, alone or with others, within one year after termination of employment may have been conceived in significant part while employed by the Company. Accordingly, Employee agrees that such post-employment inventions and proprietary information will be presumed to have been conceived during employment with the Company and are to be assigned and are hereby assigned to the Company unless and until Employee has established the contrary.

11.	Cooperation in Perfecting Rights to Inventions.

a.	Employee agrees to perform, during and after employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions, Ideas, and Expressions of Ideas hereby assigned to the Company. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents, copyrights, maskworks or other legal proceedings.

b.	In the event that the Company is unable for any reason to secure my signature to any document required to apply for or execute any patent, copyright, maskwork or other applications with respect to any Inventions, Ideas, and Expressions of Ideas (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agents and attorneys-in-fact to act for and on my behalf and instead of Employee, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, maskworks or other rights thereon with the same legal force and effect as if executed by Employee.

12.	Agreement Not to Compete. During Employee’s employment with the Company or any Affiliates of the Company and for a period of twelve (12) consecutive months from and after the termination of Employee’s employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee will not, directly or indirectly, engage in any business, in the United States or in any other location in which the Company is then doing business (the “Restricted Territory”), for the development, sale, service, or distribution of medical devices to treat lymphedema patients or any similar business that is competitive with the businesses of the Company or its Affiliates, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise. Ownership by Employee, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 12.

13.	Agreement Not to Solicit or Hire. During Employee’s employment with the Company or any Affiliates of the Company and for a period of twelve (12) consecutive months from and after the termination of Employee’s employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee will not, except on behalf of the Company, directly or indirectly, solicit, hire or engage any person who is then an employee or contractor of the Company or who was an employee of the Company at any time during the six (6) month period immediately preceding Employee’s termination of employment, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, or otherwise directly or indirectly request, advise or induce any then current employee or contractor of the Company to terminate or otherwise adversely change its relationship with the Company.

14.	Agreement Not to Solicit. During Employee’s employment with the Company or any Affiliates of the Company and for a period of twelve (12) consecutive months from and after the termination of Employee’s employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee will not, except on behalf of the Company, directly or indirectly, in any manner or capacity, including without limitation a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, in the Restricted Territory: (i) call on or solicit any customers of the Company, including but not limited to any customers of the Company with which Employee had contact during the then-prior twenty-four (24) month period or about which Employee had Confidential Information, for the purpose of marketing or selling any products or services competitive with or otherwise substantially similar to the then-current businesses of the Company, or for the purpose of diverting any business away from the Company; (ii) persuade or attempt to persuade, or induce or attempt to induce, any actual or prospective customer, client, vendor, service provider, supplier, contractor or any other person having business dealings with the Company to cease doing business or otherwise transacting business with the Company or to reduce the amount of business it conducts or will conduct with the Company; (iii) call on or solicit any suppliers or vendors of the Company in any manner adverse to the Company’s business interests; (iv) accept business from any actual or prospective customer, client, vendor, service provider, supplier, contractor or any other person having business dealings with the Company; or (v) otherwise disrupt, damage or interfere in any manner with the relationship between the Company and any of their actual or prospective customers, clients, vendors, service providers, or suppliers.

15.	Acknowledgment. Employee hereby acknowledges that the provisions of Sections 12, 13, and 14 are reasonable and necessary to protect the legitimate business interests of the Company and that the non-competition and non-solicitation provisions of this Agreement contain reasonable limitations as to time and scope of activities to be restrained, and do not impose a greater restraint than is necessary to protect the trade secrets, confidential information, goodwill and other legitimate business interests of the Company. Employee further acknowledges that this Agreement is designed to protect the Company’s legitimate business interests, including without limitation the misuse or inappropriate disclosure of the Company’s trade secrets and confidential information, without unreasonably restricting Employee’s ability to work elsewhere if Employee’s employment relationship or association with the Company ends, and that there are employment opportunities outside the scope of the restrictions in this Agreement that exist and remain available to Employee, and that Employee’s skill sets are transferable to other industries and businesses not in competition with the Company.

16.	Blue Pencil Doctrine. To the except permitted by applicable law, if the duration of, the scope of or any business activity covered by any provision of Sections 12, 13, and 14 is in excess of what is determined to be valid and enforceable under applicable law, such provision will be construed to cover only that duration, scope or activity that is determined to be valid and enforceable. Employee hereby acknowledges that these sections will be given the construction that renders their provisions valid and enforceable to the maximum extent, not exceeding their express terms, possible under applicable law.

17.	No Violation of Rights of Third Parties. Employee agrees that performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee prior to employment with the Company, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer. Employee further represents Employee is not a party to any other agreement that will interfere with Employee’s full compliance with this Agreement. Employee agrees not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement.

18.	Survival. This Agreement (a) will survive Employee’s employment by the Company, (b) does not in any way restrict Employee’s right or the right of the Company to terminate Employee’s employment at any time, for any reason or for no reason, (c) inures to the benefit of successors and assigns of the Company, and (d) is binding upon Employee’s heirs and legal representatives.

19.	Post-Employment Disclosure. Employee agrees to disclose promptly in writing to the Company all Inventions, Ideas, and Expressions of Ideas made or conceived by the Employee during the term of employment by the Company and for one year thereafter, whether or not Employee believes such Inventions, Ideas, and Expressions of Ideas are subject to this Agreement, to permit a determination by the Company as to whether or not the Inventions, Ideas, and Expressions of Ideas are the property of the Company.

20.	Injunctive Relief. Employee acknowledges that a breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

21.	Notices. Any notice required or permitted by this Agreement must be in writing and must be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgement of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to Employee may be sent to the most recent address of Employee in the Company’s records or such other address as Employee may specify in writing. Notices to the Company will be sent to the Company’s Chief Executive Officer at 3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416 USA or to such other address as the Company may specify in writing.

22.	Notice to Employee from Company. This Agreement does not apply to an invention for which no equipment, supplies facility or trade secret information of the employer was used, and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer.

23.	Governing Law. Subject to Exhibit A, this Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of Delaware, without regards to the conflict of laws provisions thereof.

24.	Jurisdiction and Venue. Subject to Exhibit A, Employee and the Company consent to jurisdiction of the courts of the State of Delaware and/or the federal courts, District of Delaware, for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement must be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Delaware and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, will be in New Castle County, State of Delaware.

25.	Severability. Subject to Section 16, to the extent that any portion of any provision of this Agreement is held invalid or unenforceable, it will be considered deleted herefrom and the remainder of such provision and of this Agreement will be unaffected and will continue in full force and effect.

26.	Waiver. The waiver by the Company of a breach of any provision of this Agreement by Employee will not operate or be construed as a waiver of any other or subsequent breach by Employee.

27.	Amendments. No amendment or modification of this Agreement will be deemed effective unless made in writing and signed by the parties hereto.

28.	Assignment. This Agreement will not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company may, without the consent of Employee, assign its rights and obligations under this Agreement (1) to an Affiliate or (2) to any corporation or other person or business entity to which the Company may sell or transfer all or substantially all of its assets.

29.	Entire Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral. This Agreement may be amended or modified only with the written consent of both Employee and the Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

30.	Counterparts. This Agreement may be executed by facsimile or electronic signature and in any number of counterparts, and such counterparts executed and delivered, each as an original, will constitute but one and the same instrument.

31.	Captions and Headings. The captions and section or paragraph headings used in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement or any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date first above written.

COMPANY

By:
Name:
Title:

EMPLOYEE

EXHIBIT A TO
CONFIDENTIALITY, ASSIGNMENT OF INTELLECTUAL PROPERTY AND
RESTRICTIVE COVENANTS AGREEMENT

STATE LAW MODIFICATIONS

The purpose of this Exhibit A to the Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (the “Agreement”) is to modify certain terms of the Agreement while Employee is providing services to the Company (as defined in the Agreement) in certain states as described below.

The Agreement remains in effect and applies to Employee while Employee is employed by the Company or any of its Affiliates. However, if Employee is employed by the Company or any of its Affiliates in one of the states listed below, the provisions for that state modify the Agreement as indicated, but only while Employee remains employed by the Company or any of its Affiliates in that state or territory or as otherwise provided by applicable law. If, at any time, Employee is relocated by the Company or any of its Affiliates to another state, then this Agreement’s provisions for the new location will apply, instead of the provisions for Employee’s former location.

If no specific modifications are listed for the state in which Employee is employed, this Exhibit A does not apply. For purposes of this Exhibit A, Employee is employed in only one state at any given time.

CALIFORNIA

While Employee is employed by the Company or any of its Affiliates in California, Section 7 (Inventions, Ideas, and Expressions of Ideas) shall not apply to any inventions that qualify under the following:

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under California Labor Code Section 2870(a), the provision is against the public policy of this state and is unenforceable.

While Employee is employed by the Company or any of its Affiliates in California, Section 4 (Nondisclosure of Proprietary Information) shall not be applied in a manner that prohibits Employee from disclosing any factual information related to a claim filed in a civil action or a charge filed with a governmental agency as specifically permitted under Section 1001 of the California Code of Civil Procedure, or from discussing or disclosing information about unlawful acts in the workplace such as harassment or discrimination or any other conduct that Employee has reasonable cause to believe is unlawful as specifically permitted under Section 12964.5 of the California Government Code.

While Employee is employed by the Company or any of its Affiliates in California, disregard Section 12 (Agreement Not to Compete) with respect to any restriction after Employee’s employment with the Company ends for any reason.

While Employee is employed by the Company or any of its Affiliates in California, the below replaces Section 13 (Agreement Not to Solicit or Hire) in its entirety:

13.            Agreement Not to Solicit or Hire. During Employee’s employment with the Company or any Affiliates of the Company and for a period of twelve (12) consecutive months from and after the termination of Employee’s employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee will not, except on behalf of the Company, directly or indirectly, solicit or otherwise directly or indirectly request, advise or induce any then current employee or contractor of the Company to terminate or otherwise adversely change its relationship with the Company.

While Employee is employed by the Company or any of its Affiliates in California, the below replaces Section 14 (Agreement Not to Solicit) in its entirety:

14.            Agreement Not to Solicit. During Employee’s employment with the Company or any of its Affiliates, Employee will not, except on behalf of the Company, directly or indirectly, solicit or accept business from any current customer, supplier or other business contact of the Company. After the termination of Employee’s employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee will not, directly or indirectly, individually or as a participant with any other person or company, or on behalf of myself or any third party: (i) solicit or accept business from any current or potential customer, supplier or other business contact of the Company, or (ii) interfere with the relationship between the Company or any current or potential customer, supplier or other business contact of the Company in a manner that is detrimental to, or reasonably likely to be detrimental to, the legitimate business interests of the Company or any of its Affiliates, in any case if, in so doing, Employee accesses, uses or discloses any Company Proprietary Information. Employee acknowledges and agrees that the names and addresses of the Company’s and its Affiliates’ customers, suppliers or other business contacts, and all other confidential information related to them, including their buying and selling habits and special needs, whether created or obtained by, or disclosed to Employee during Employee’s employment, constitute Company Proprietary Information.

While Employee is employed by the Company or any of its Affiliates in California, disregard Section 23 (Governing Law) and Section 24 (Jurisdiction and Venue). These sections do not apply.

COLORADO

While Employee is employed by the Company in Colorado, this Agreement—including but not limited to Section 4 (Nondisclosure of Proprietary Information)—shall not be applied in a manner that prohibits Employee from discussing or disclosing, either orally or in writing, information or underlying facts of any alleged discriminatory or unfair employment practice, or any other conduct as specifically permitted under Colorado Revised States Section 34-34-407.

While Employee is employed by the Company or any of its Affiliates in Colorado, disregard Section 23 (Governing Law) and Section 24 (Jurisdiction and Venue). These sections do not apply.

DISTRICT OF COLUMBIA

While Employee is employed by the Company or any of its Affiliates in the District of Columbia, disregard Section 12 (Agreement Not to Compete). This section does not apply.

ILLINOIS

While Employee is employed by the Company or any of its Affiliates in Illinois, the below shall replace the second paragraph of this Agreement in its entirety:

In consideration of employment by the Company, and as a condition of Employee’s initial employment the Company, the compensation and benefits Employee will earn in connection with such employment, the Company providing Employee with access to Company Proprietary Information (as defined in Section 3 below), and other good and valuable consideration, including, a one-time payment in the amount of $500.00, less applicable withholdings, the sufficiency and receipt of which Employee acknowledges is adequate consideration as required under 820 ILCS 90/15, Employee and Company agree as follows and as modified in the Exhibits:

While Employee is employed by the Company or any of its Affiliates in Illinois, the following section is added to the Agreement as Section 32:

32.            Notice. Employee understands and acknowledges that Employee is hereby being advised by the Company to consult with an attorney prior to signing this Agreement. Employee’s decision whether to sign this Agreement is Employee’s voluntary decision and made with full knowledge that the Company has advised Employee to consult with an attorney. Employee understands that Employee has 14 calendar days from the date Employee receives this Agreement to consider whether Employee wishes to sign this Agreement. If Employee signs this Agreement before the end of the 14-day period, it will be Employee’s voluntary decision to do so because Employee has decided that Employee does not need any additional time to decide whether to sign this Agreement. Employee also agrees that any changes made to this Agreement before Employee signs it, whether material or immaterial, will not restart the 14-day period.

LOUISIANA

If Employee is employed by the Company or any of its Affiliates in Louisiana, the following shall replace the “Restricted Territory” definition in Sections 12 (Agreement Not to Compete) and 14 (Agreement Not to Solicit):

“Restricted Territory” means any municipality or parish in which Employee performed services for the Company during Employee’s employment with the Company.

MASSACHUSETTS

If Employee is a resident or employed by the Company or any of its Affiliates in Massachusetts, the below shall replace the second paragraph of this Agreement in its entirety:

In consideration of employment by the Company, and as a condition of Employee’s initial employment the Company, the compensation and benefits Employee will earn in connection with such employment, the Company providing Employee with access to Company Proprietary Information (as defined in Section 3 below), and other good and valuable consideration, including, a one-time payment in the amount of $500.00, less applicable withholdings, the sufficiency and receipt of which Employee acknowledges is independent from initial or continued employment, and that such consideration is mutually agreed by the parties as required under Mass. Gen. L. ch. 149 § 24L, Employee and Company agree as follows and as modified in the Exhibits:

If Employee is, and for at least 30 days immediately preceding the termination of Employee’s employment with the Company or any of its Affiliates, a resident or employed in Massachusetts, the following replaces Section 23 (Governing Law) in its entirety:

This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its laws pertaining to conflict of laws.

If Employee is, and for at least 30 days immediately preceding the termination of Employee’s employment with the Company or any of its Affiliates, a resident or employed in Massachusetts, the following replaces Section 24 (Jurisdiction and Venue) in its entirety:

The parties mutually agree that any litigation regarding the interpretation or enforcement of this Agreement shall be brought in the Business Litigation Section of the Superior Court of Suffolk County, Massachusetts, and Employee consents to the exercise of personal jurisdiction over Employee by that court. Employee agrees that the Business Litigation Section of the Superior Court of Suffolk County, Massachusetts shall be the exclusive forum for litigation regarding the interpretation or enforcement of this Agreement. By so agreeing, Employee understands that Employee is surrendering the right to commence litigation against the Company outside that court.

NORTH DAKOTA

While Employee is employed by the Company or any of its Affiliates in North Dakota, disregard Section 12 (Not to Compete) with respect to any restriction after Employee’s employment with the Company ends for any reason. This section does not apply with respect to any restriction after Employee’s employment with the Company ends for any reason.

OKLAHOMA

While Employee is employed by the Company or any of its Affiliates in Oklahoma, disregard Section 12 (Not to Compete) with respect to any restriction after Employee’s employment with the Company ends for any reason. This section does not apply with respect to any restriction after Employee’s employment with the Company ends for any reason.

OREGON

While Employee is employed by the Company or any of its Affiliates in Oregon, the following section is added to the Agreement as Section 32:

32.            Notice. Employee understands and acknowledges that Employee is hereby being advised by the Company to consult with an attorney prior to signing this Agreement. Employee’s decision whether to sign this Agreement is Employee’s voluntary decision and made with full knowledge that the Company has advised Employee to consult with an attorney. Employee understands that Employee has 14 calendar days from the date Employee receives this Agreement to consider whether Employee wishes to sign this Agreement. If Employee signs this Agreement before the end of the 14-day period, it will be Employee’s voluntary decision to do so because Employee has decided that Employee does not need any additional time to decide whether to sign this Agreement. Employee also agrees that any changes made to this Agreement before Employee signs it, whether material or immaterial, will not restart the 14-day period.

WASHINGTON

While Employee is employed by the Company or any of its Affiliates in Washington, disregard Section 23 (Governing Law) and Section 24 (Jurisdiction and Venue). These sections do not apply.

WISCONSIN

If Employee is employed by the Company or any of its Affiliates in Wisconsin, the following shall be added to the end of Section 13 (Agreement Not to Solicit or Hire):

This covenant applies only to employees, officers, or consultants of the Company or its Affiliates with whom the Employee had Material Contact during the last two years of the Employee’s employment with the Company or its affiliates. For the purposes of this Section 13, “Material Contact” means direct personal contact between the Employee and such employee, officer, or consultant of the Company or its Affiliates in the course of the performance of the Employee’s job duties on behalf of the Company or its Affiliates.

If Employee is employed by the Company or any of its Affiliates in Wisconsin, the below shall replace Section 14 (Agreement Not to Solicit) in the entirety:

14.            Agreement Not to Solicit. During Employee’s employment with the Company or any Affiliates of the Company and for a period of twelve (12) consecutive months from and after the termination of Employee’s employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee will not, except on behalf of the Company, solicit or accept business from any current or potential customer, supplier or other business contact of the Company of which Employee serviced, solicited, or contacted in any way during Employee’s employment with the Company or any Affiliates of the Company or about whom Employee had trade secret or Company Proprietary Information of, or interfere with the relationship between the Company or any of its Affiliates and any current or potential customer, supplier or other business contact of the Company in a manner that is detrimental to, or reasonably likely to be detrimental to, the legitimate business interests of the Company or any of its Affiliates.

EXHIBIT B TO
CONFIDENTIALITY, ASSIGNMENT OF INTELLECTUAL PROPERTY AND
RESTRICTIVE COVENANTS AGREEMENT

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

No inventions or improvements

Signature of Employee:

Print Name of Employee:

Date: